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                            RESTATED TRANCHE A NOTE
$20,000,000                                                       July 22, 1999

     On or before the Tranche A Termination Date the undersigned, FOR VALUE RECEIVED, promises to pay to the order of Bank of America, N.A. (as successor by merger to Bank of America National Trust And Savings Association) (the "Lender") at its principal office at 231 South LaSalle Street in Chicago, Illinois, TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Tranche A Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

     This Restated Note is the Tranche A Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of July 24, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), between the undersigned and the Lender. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Restated Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

     THIS RESTATED TRANCHE A NOTE CONSTITUTES A RENEWAL AND RESTATEMENT OF, AND A REPLACEMENT AND SUBSTITUTE FOR, THE EXISTING TRANCHE A NOTE. THE INDEBTEDNESS EVIDENCED BY THE EXISTING TRANCHE A NOTE IS CONTINUING INDEBTEDNESS, AND NOTHING HEREIN SHALL BE DEEMED TO CONSTITUTE A PAYMENT, SETTLEMENT OR NOVATION OF THE EXISTING FACILITY A NOTE OR TO ADVERSELY AFFECT ANY RIGHTS OF THE LENDER IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS.

    In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Restated Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

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     THIS RESTATED NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                      ZENITH NATIONAL INSURANCE CORP.

                                      By: /s/ Stanley R. Zax
                                         -------------------------------------
                                      Name: Stanley R. Zax
                                           -----------------------------------
                                      Title: Chairman & President
                                            ----------------------------------


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